                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               New York                                  11-2418067
(STATE OF INCORPORATION OR ORGANIZATION)              (I.R.S. EMPLOYER
                                                     IDENTIFICATION NO.)
       388 Greenwich Street
        New York, New York                                  10013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

If this form relates to the registration of a     If this form relates to the
class of securities pursuant to Section 12(b)     registration of a class of
of the Exchange Act and is effective pursuant     securities pursuant to Section
to General Instruction A.(c), please check the    12(g) of the Exchange Act
following box. [X]                                and is effective pursuant to
                                                  General Instruction A.(d),
                                                  please check the following
                                                  box. [ ]

Securities Act registration statement file number to which this form relates:
333-119615
(IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

   TITLE OF EACH CLASS                          NAME OF EACH EXCHANGE ON WHICH
   TO BE SO REGISTERED                          EACH CLASS IS TO BE REGISTERED
   -------------------                          ------------------------------

Index LeAding StockmarkEt Return Securities       The American Stock Exchange
(Index LASERS (SM)) Based Upon the Dow Jones
EURO STOXX 50 Index Due 2009

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder (the "Index LASERS"), reference is made to the information under the heading "Description of Debt Securities" on pages 10 through 16 of the Registrant's Prospectus dated November 1, 2004 (Registration No. 333-119615), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the Index LASERS" and "Description of the Index LASERS" on pages S-3 through S-7, S-8 through S-11 and S-12 through S-17, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated February 25, 2005, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the Index LASERS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Index LASERS, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2. EXHIBITS.

            99 (A). Prospectus dated November 1, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated November 1, 2004.

            99 (B). Preliminary Prospectus Supplement describing the Index LeAding StockmarkeEt Return Securities (Index LASERS(SM)) Based Upon the Dow Jones EURO STOXX 50 Index Due 2009, Subject to Completion, dated February 25, 2005, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated February 28, 2005.

            99 (C). Form of Note.

            99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit
99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

            Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Citigroup Global Markets Holdings Inc.
                                                      (REGISTRANT)

Date: March 22, 2005                     By: /s/ Scott Freidenrich
                                             -------------------------------
                                             Name: Scott Freidenrich
                                             Title: Executive Vice President and
                                                     Treasurer

                                INDEX TO EXHIBITS

Exhibit No.                            Exhibit
-----------                            -------
99 (A).           Prospectus dated November 1, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated November
                  1, 2004.

99 (B).           Preliminary Prospectus Supplement describing the Index LeAding
                  StockmarkEt Return Securities (Index LASERS(SM)) Based Upon the Dow Jones EURO STOXX 50 Index Due 2009, Subject to
                  Completion, dated February 25, 2005, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated February
                  28, 2005.

99 (C).           Form of Note.

99 (D).           Senior Debt Indenture between Citigroup Global Markets
                  Holdings Inc. and The Bank of New York, dated as of October
                  27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27,
                  1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit
                  99.04 to the Registrant's Current Report on Form 8-K dated
                  December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement
                  No. 333-38931.
